Exhibit 99.1

CEA Industries (BNC) Issues Statement Refuting YZi Labs’

Latest False and Reckless Claims

Confirms BNC is fully compliant with Nasdaq rules for holding the annual meeting

LOUISVILLE, CO, Feb. 13, 2026 — CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), a growth-oriented company focused on managing the world’s largest corporate treasury of BNB token, today responded to false claims made by YZILabs Management Ltd. (“YZi Labs”) about the Company’s compliance with Nasdaq Stock Market (“Nasdaq”) rules regarding the date of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”):

BNC is in full compliance with Nasdaq Rule 5620(a). Nasdaq rules also allow the Company to submit a plan to regain compliance if the Annual Meeting has not been held by the fiscal year end. Given that our fiscal year does not even end for two more months, YZi Labs’ reckless claim that the Company is at risk of delisting is self-evidently false.

Furthermore, contrary to YZi Labs’ implication that the change to the Company’s fiscal year end was intended to disadvantage or thwart YZi Labs, the Company transitioned its fiscal year end on June 29, 2025 — well before YZi Labs had acquired a single share of BNC stock — to align with the fiscal year end of the Company’s then-largest operating business. This change was approved in accordance with applicable law and was properly disclosed to all stockholders on a Form 8-K filed on July 3, 2025.

We are disappointed that YZi Labs would resort to promoting baseless conspiracy theories that it knows, or should know, are false. The Company will not be drawn into inflammatory public exchanges and remains focused on disciplined governance, long-term value creation and acting in the best interests of all stockholders.

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding BNC’s expectations or beliefs regarding the Company’s position as the largest BNB treasury in the world, the date of the annual meeting, and the availability of extensions to compliance with Nasdaq Rule 5620(a). BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-Q filed with the SEC on December 15, 2025, Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Important Additional Information and Where to Find It

The Company intends to file a consent revocation statement on Schedule 14A, an accompanying YELLOW consent revocation card and other relevant documents with the SEC in connection with YZi’s consent solicitation. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the definitive consent revocation statement, an accompanying YELLOW consent revocation card, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by scrolling to the “SEC Filings” section of the Company’s website at https://ceaindustries.com/investors.html.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (Anthony K. McDonald, Nicholas J. Etten, Carly E. Howard, Hans Thomas, Annemarie Tierney, and Glenn Tyranski) and certain of its executive officers (David Namdar) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of consent revocations from the Company’s stockholders in connection with YZi Labs’ consent solicitation. Information about the names of the Company’s directors and officers, their respective interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the “Information about our Directors” and “Executive Officers” sections in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (the “Form 10-KT”), in Part III, Item 11 – Executive Compensation of the Form 10-KT, in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-KT and in Current Reports on Form 8-K filed with the SEC on August 8, 2025, October 7, 2025 and November 28, 2025. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 3 and Form 4. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement on Schedule 14A and other materials to be filed with the SEC in connection with YZi Labs’ consent solicitation, if and when they become available. These documents will be available at no charge as described above.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com